Exhibit 3.1

CERTIFICATE OF INCORPORATION

of

DI ACQUISITION CORP.

(Pursuant to Section 102 of the General

Corporation Law of the State of Delaware)

THE UNDERSIGNED, desiring to form a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware (the “GCL”), hereby certifies as follows:

FIRST: The name of the corporation is: DI ACQUISITION CORP. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent of the Corporation at such address is National Corporate Research, Ltd.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation are to engage in, promote, and carry on any lawful act or activity for which corporations may be organized under the GCL.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock. The par value of said shares shall be $0.01 per share.

FIFTH: The name and mailing address of the sole incorporator of the Corporation is Christian H. Mittweg, Esq., c/o Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

SIXTH: The board of directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation at any meeting at which a quorum is present by the affirmative vote of a majority of the whole board of directors. Election of directors need not be by written ballot. Any director may be removed at any time with or without cause, and the vacancy resulting from such removal shall be filled, by vote of a majority of the stockholders of the Corporation at a meeting called for that purpose or by unanimous consent in writing of the stockholders.

SEVENTH: To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

THE UNDERSIGNED has executed this Certificate of Incorporation this 1st day of December, 2004.

/s/ Christian H. Mittweg

Christian H. Mittweg

Sole Incorporator

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

DI ACQUISITION CORP.

DI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 2004.

SECOND: That the Board of Directors of the Corporation, by written consent in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “GCL”), adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

FURTHER RESOLVED, that, subject to the approval of the Corporation’s sole stockholder, the Certificate of Incorporation of the Corporation be amended by deleting the fourth paragraph in its entirety and replacing it with the following:

“FOURTH: The aggregate number of shares of capital stock that the Corporation shall have authority to issue is 500,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share, having such designations, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors shall provide in resolutions for the issuance of such preferred stock.”

THIRD: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its unanimous written consent to said amendment in accordance with the provisions of Section 228 of the GCL, and said written consent was filed with the Corporation.

FOURTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be duly executed as of the 8th day of February, 2005.

DI ACQUISITION CORP.

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: President

CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

DI ACQUISITION CORP.

DI Acquisition Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST: That the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 1, 2004.

SECOND: That the Board of Directors of the Corporation, by unanimous written consent in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

FURTHER RESOLVED, that, subject to the approval of the Corporation’s sole stockholder, the Certificate of Incorporation of the Corporation be amended by deleting the first paragraph in its entirety and replacing it with the following:

“FIRST. The name of the corporation is: DYNCORP INTERNATIONAL INC. (the “Corporation”).”

THIRD: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and said written consent was filed with the Corporation.

FOURTH: That the aforesaid amendment to the Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation of the Corporation to be duly executed as of the          day of February, 2005.

DI ACQUISITION CORP.

By:	/s/ Robert B. McKeon
Name: Robert B. McKeon
Title: President